Exhibit 4.10


                                 THIRD AMENDMENT TO
                                  CREDIT AGREEMENT

         This Third Amendment to Credit Agreement (this "Amendment") is made as of the 9th day of March, 2007 by and among:

         THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the "Company");

         the other Borrowers party hereto;

         the Lenders party hereto; and

         BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent (in such capacities, the "Agent").

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

                                WITNESSETH

         WHEREAS, the Company, the Borrowers, the Lenders, and the Agent are parties to a Credit Agreement dated as of November 15, 2005, as amended by a First Amendment to Credit Agreement dated as of March 13, 2006 and a Second Amendment to Credit Agreement dated as of November 10, 2006 (the "Credit Agreement"); and

         WHEREAS, the Company has advised the Agent and the Lenders that the Borrowers desire to amend the Credit Agreement as provided herein.

         NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment of the Credit Agreement. Section 6.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a) sales, transfers or other dispositions of
                  inventory, used or surplus equipment, or Permitted Investments made pursuant to Section 6.04(a) or (h) (other than Investments in Equity Interests of Metro Inc., a Quebec corporation), in each case in the ordinary course of business;"

                  Section 6.05 of the Credit Agreement is hereby further amended by (i) the addition of word "and" at the end of clause (e) therein and (ii) the addition of a new clause (f) at the end thereof reading as follows:

                           "(f) sales of Investments in Equity Interests of
                  Metro Inc., a Quebec corporation, (not to exceed 7.1 million shares) held by the Company, provided, that the net cash proceeds of any such sales are deposited in the Cash Collateral Account (as defined in the Letter of Credit Pledge and Security Agreement) and applied in accordance with the terms of the Letter of Credit Pledge and Security Agreement."

3. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a. This Amendment shall have been duly executed and delivered by the Company, the other Borrowers, the Agent and the Required Lenders.

b. All action on the part of the Company and the other Borrowers necessary for the valid execution, delivery and performance by such Persons of this Amendment shall have been duly and effectively taken. The Agent shall have received from the Company and the other Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c. The Borrowers shall reimburse the Agent and the Lenders for all expenses incurred in connection with this Amendment, including, without limitation, reasonable attorneys' fees, costs and expenses.

d. No Default or Event of Default shall have occurred and be continuing.

e. The Borrowers shall have provided to the Agent such additional instruments, documents, and opinions of counsel as the Agent and its counsel may have reasonably requested.

4.                         Miscellaneous.

a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Company and the other Borrowers hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c. This Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and their seals to be hereto affixed as the date first above written.

                         [SIGNATURE PAGES FOLLOW]

                           BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent


                           By: /s/Christine Hutchinson
                              --------------------------------------------
                           Name:  Christine Hutchinson
                           Title:  Vice President

                           CIT GROUP BUSINESS CREDIT, INC.


                           By:  /s/Matthew DeFranco
                              --------------------------------------------
                           Name: Matthew DeFranco
                           Title:  Assistant Vice President

                           WACHOVIA BANK, NATIONAL ASSOCIATION


                           By: /s/Tom Blackman
                               --------------------------------------------
                           Name:  Tom Blackman
                           Title:  RM

                           JPMORGAN CHASE BANK, N.A.


                           By: /S/ James M. Barbato
                               --------------------------------------------
                           Name:  James M. Barbato
                           Title:  Vice President

                           GENERAL ELECTRIC CAPITAL CORPORATION


                           By:  /s/Amanda J. van Heyst
                                --------------------------------------------
                           Name:  Amanda J. van Heyst
                           Title:  Duly Authorized Signatory

                            WELLS FARGO RETAIL FINANCE, LLC


                            By: /s/Emily Abrahamson
                                --------------------------------------------
                            Name:  Emily Abrahamson
                            Title:  Assistant Vice President

                            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                            By:  /s/William J. Moss
                                 --------------------------------------------
                            Name:  William J. Moss
                            Title:  Vice President and Treasurer

                             COMPASS FOODS, INC.


                             By: /s/William J. Moss
                             --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             BORMAN'S, INC.

                             By: /s/William J. Moss
                                --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             SHOPWELL, INC.


                             By: /s/William J. Moss
                                --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             WALDBAUM, INC.


                             By: /s/William J. Moss
                                --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             SUPER FRESH FOOD MARKETS, INC.


                             By: /s/William J. Moss
                             --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             SUPER MARKET SERVICE CORP.


                             By: /s/William J. Moss
                             --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             SUPER FRESH/SAV-A-CENTER, INC.


                             By: /s/William J. Moss
                                --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             FOOD BASICS, INC.


                             By:   /s/William J. Moss
                                 --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             HOPELAWN PROPERTY I, INC.


                             By:   /s/William J. Moss
                                 --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President


                             LO-LO DISCOUNT STORES, INC.


                             By:    /s/William J. Moss
                                 --------------------------------------------
                             Name:  William J. Moss
                             Title:  Vice President